January 2, 2003

James B. Parsons
Parsons Law Firm

500 108th Ave. N.E.
Suite 1710
Bellevue, WA  98004

Dear James:

RE: Prime Equipment Inc.

We hereby approve the Parsons Law Firm to use the financial statements of Prime Equipment Inc. for the quarterly ended September 30, 2002 in the amended form 10-SB report.

If you have any questions, please contact our office at (604) 936-4377.

Yours truly,

EVANCIC PERRAULT ROBERTSON

Ken Richardson, CGA

/tw

cc: Perry Guglielmi